CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company’s previously filed Registration Statements on Form S-8 (File No. 33-38119-C).

VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 27, 2001